Exhibit 99.1

Newark, NY – June 8, 2009 – IEC Electronics Corp. (IECE.OB) announced that it anticipates on June 9, 2009 its shares commence trading on the NYSE Amex exchange under the symbol IEC.

W. Barry Gilbert, Chairman of the Board and CEO, stated, “I am pleased NYSE Amex exchange has approved our listing application.  IEC has experienced substantial improvement in its operating performance over the past few years and believe that this exchange listing will enhance the communication of this message by increasing our exposure to new shareholders and provide greater liquidity for our existing shareholders and our institutional investors.”

About IEC Electronics Corp.

As a full service EMS provider, IEC is AS9100 and ISO-9001:2000 registered, and a NSA approved supplier under the COMSEC standard.  The Company offers its customers a wide range of services including design, prototype and high reliability printed circuit board assembly, material procurement and control, manufacturing and test engineering support, and systems build. Information regarding IEC can be found on its web site at www.iec-electronics.com

Contact:	Heather Keenan	John Nesbett
	IEC Electronics Corp.	Institutional Marketing Services
	(315) 332-4262	(203) 972 - 9200
	hkeenan@iec-electronics.com	jnesbett@institutionalms.com